Exhibit 10.2

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Dated as of June 7, 2012,

by and between

ALLIED WORLD ASSURANCE COMPANY, LTD,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

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TABLE OF CONTENTS

(continued)

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THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as amended, restated, modified and/or supplemented and as in effect from time to time, this “Agreement”), dated as of June 7, 2012, by and between ALLIED WORLD ASSURANCE COMPANY, LTD, an exempted company incorporated in Bermuda (the “Pledgor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with any successor Administrative Agent, the “Administrative Agent”). Certain capitalized terms as used herein are defined in Section 1 hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Pledgor, the lenders party thereto, Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company Holdings, AG, and the Administrative Agent (as successor by merger to Wachovia Bank, National Association) are parties to a Credit Agreement, dated as of November 27, 2007 (as amended, the “Original Credit Agreement”), providing for the issuance of Letters of Credit for the account of the Pledgor, all as contemplated therein, and the Pledgor and the Administrative Agent (as successor by merger to Wachovia Bank, National Association) entered into a Pledge and Security Agreement, dated as of November 27, 2007 (as amended, the “Original Security Agreement”) as a condition to the closing of the Original Credit Agreement.

WHEREAS, the Pledgor, the lenders from time to time party thereto (the “Lenders”), Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company Holdings, AG, and the Administrative Agent, have entered into an Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), providing for the issuance of Letters of Credit for the account of the Pledgor and for the making of Loans to the Pledgor, all as contemplated therein and pursuant to which the Original Credit Agreement has been amended and restated;

WHEREAS, it is a condition to the extension of credit to the Pledgor under the Credit Agreement that the Pledgor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of its Obligations under the Credit Agreement and the other Credit Documents and to amend and restate (but not effect a novation of) the Original Security Agreement as provided herein. The Secured Parties (as defined below) are relying on this Agreement in their decision to extend credit to the Pledgor under the Credit Agreement, and would not enter into the Credit Agreement without the execution and delivery of this Agreement by the Pledgor.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties (as defined below) to enter into the Credit Agreement and to extend credit to the Pledgor thereunder, the parties hereto agree as follows:

Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means the amended and restated account control agreement, dated as of the date hereof, among the Custodian, the Pledgor and the Administrative Agent, as amended, restated, modified and supplemented and as in effect from time to time.

“Administrative Agent” has the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Adverse Claim” has the meaning assigned to such term in Section 8-102(a)(1) of the UCC.

“Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.

“Cash” means immediately available funds in Dollars.

“Clearing Corporation” has the meaning assigned to such term in Section 8-102(a)(5) of the UCC and includes, among other things, DTC.

“Collateral” has the meaning assigned to such term in Section 3.01.

“Collateral Account” has the meaning assigned to such term in Section 3.02(a)(ii), and shall include any successor accounts.

“Collateral Deposit Account” means each of the so designated accounts of the Collateral Accounts, as defined in Section 3.02(a)(i).

“Collateral Release Request” means a duly completed request from the Pledgor to the Administrative Agent substantially in the form of Exhibit A.

“Collateral Securities Account” means each of the so designated accounts of the Collateral Accounts, as defined in Section 3.02(a)(ii).

“Collateral Transfer” means a transfer, deposit or delivery of any Property to be included as Collateral by or on behalf of the Pledgor to the Administrative Agent or the Custodian in accordance with Section 3.03.

“Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Credit Extension” means either of the following: (i) a Borrowing of Loans by the Pledgor or (ii) the Issuance of any Letter of Credit for the account of the Pledgor.

“Credit Transaction” means, collectively, all Collateral Transfers, all releases of Collateral pursuant to Section 3.04 and the occurrence of any Credit Extension.

“Custodian” means The Bank of New York Mellon and shall include any successor thereto.

“Deposit Account” has the meaning assigned to such term to a demand deposit account in Section 9-102(a)(29) of the UCC.

“Deposit Account Bank” shall mean The Bank of New York Mellon, a “bank” as defined in Section 9-102(a)(8) of the UCC.

“Derivative Security” means any security evidencing the right to receive payments of principal only or interest only with respect to an underlying Instrument or Security or otherwise evidencing a right to receive anything but proportionate payments of the principal of and interest on any underlying Instrument or Security, and any forward or futures contract, put, call, collar, option or swap agreement in respect of any Security.

“DTC” means The Depository Trust Company, its successors and assigns.

“Financial Asset” has the meaning assigned to such term in Section 8-102(a)(9) of the UCC.

“Governmental Securities” means direct obligations of the United States of America, or direct obligations of any agency or instrumentality thereof the obligations of which are expressly backed by the full faith and credit of the United States of America, or obligations fully and expressly guaranteed as to principal and interest by the United States of America or any such agency or instrumentality thereof, other than any Structured Finance Securities or Derivative Securities.

“Indemnitee” has the meaning assigned to such term in Section 8.04(b) of this Agreement.

“Instrument” has the meaning assigned to such term in Section 9-102(a)(47) of the UCC.

“Investment Property” has the meaning assigned to such term in Section 9-102(a)(49) of the UCC.

“Lenders” has the meaning assigned to such term in the recitals of this Agreement.

“Location” of the Pledgor, means the Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Minimum Collateral Amount” means, as of any date of determination, an amount equal to the sum of the aggregate Credit Exposure of all Lenders as of such date.

“NYSE” means the New York Stock Exchange.

“Pledgor” has the meaning assigned to such term in the first paragraph of this Agreement and shall include any successor thereto.

“Primary Obligations” has the meaning assigned to such term in Section 6.04(b) of this Agreement.

“Pro Rata Share” has the meaning assigned to such term in Section 6.04(b) of this Agreement.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include without limitation, all interest on or other income from the Cash from time to time on deposit in any Collateral Account, and all collections and distributions (including, without limitation, interest and dividends) with respect to any Security held in any Collateral Account.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Registered Organization” has the meaning assigned to such term in Section 9-102(a)(70) of the UCC.

“Secondary Obligations” has the meaning assigned to such term in Section 6.04(b) of this Agreement.

“Secured Parties” means the Lenders, the L/C Agent, the Issuing Banks and the Administrative Agent, and shall include any successor or assigns thereto.

“Secured Obligations” means all of the following:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of the Pledgor under the Credit Agreement and the other Credit Documents, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, interest, fees, costs and indemnities) of the Pledgor to the Secured Parties, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which the Pledgor is a party and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents.

(ii) any and all sums advanced by the Administrative Agent in order to preserve the Collateral or preserve the Administrative Agent’s security interest in the Collateral;

(iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Administrative Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by the Pledgor under Section 8.04(b) of this Agreement; and

(v) all amounts owing by the Pledgor to the Administrative Agent pursuant to any of the Credit Documents in its capacity as such.

“Security” and “Securities” have the meaning assigned to such term in Section 8-102(a)(15) of the UCC and shall in any event also include for all purposes under this Agreement any time deposits, certificates of deposit and money market deposits of any commercial bank.

“Securities Account” has the meaning assigned to such term in Section 8-501(a) of the UCC.

“Securities Intermediary” has the meaning assigned to such term in Section 8-102(a)(14) of the UCC.

“Security Entitlement” has the meaning assigned to such term in Section 8-102(a)(17) of the UCC.

“Structured Finance Securities” means (a) securities representing participations in, or the payment of which is secured by, a pool of loans the repayment of which is secured by a mortgage, deed of trust, other mortgage securities or other fee or leasehold interests in real estate or other assets, (b) securities representing participations in, or the payment of which is secured by, a pool of receivables (of any nature) or (c) any similar types of securities, other than, in each case, Derivative Securities.

“Termination Date” has the meaning assigned to such term in Section 8.08.

“Transmitting Utility” has the meaning assigned to such term in Section 9-102(a)(80) of the UCC.

“UCC” means the Uniform Commercial Code, as amended, and as in effect from time to time in the State of New York, except that references to sections of the UCC refer to the section numbers of such sections as of the date of this Agreement.

Section 2. Representations and Covenants of the Pledgor.

Section 2.01 Representations by the Pledgor. The Pledgor (as to itself and its Subsidiaries) represents, warrants and covenants (and shall be deemed to repeat each such representation and warranty on each date on which a Credit Extension occurs) that:

(a) it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Collateral Accounts and all Financial Assets, Cash, Instruments and Securities credited thereto and Security Entitlements and credit balances carried therein and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except for Liens and security interests created by this Agreement or Liens in favor of the Custodian);

(b) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(c) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(d) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required to be obtained by the Pledgor in connection with (a) the execution, delivery or performance of this Agreement by the Pledgor, (b) the validity or enforceability of this Agreement against the Pledgor, (c) the perfection or enforceability of the Administrative Agent’s security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Administrative Agent of any of its rights or remedies provided herein;

(e) neither the execution, delivery or performance by the Pledgor of this Agreement, or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any provision of any Requirement of Law applicable to the Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of the Pledgor or any of its Subsidiaries pursuant to, the terms of any indenture, lease, mortgage, deed of trust, credit agreement, securities loan agreement, repurchase agreement or any other material agreement, contract or other instrument to which the Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws (or other organizational document), as the case may be, of the Pledgor or any of its Subsidiaries;

(f) to the best of Pledgor’s knowledge, all of the Collateral consisting of Securities has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(g) “control” (as defined in Section 8-106 of the UCC) has been obtained by the Administrative Agent over all of the then existing Collateral consisting of Securities, Securities Entitlements and Collateral Securities Accounts;

(h) “control” (as defined in Section 9-104 of the UCC) has been obtained by the Administrative Agent over all of the then existing Collateral consisting of Collateral Deposit Accounts;

(i) the Pledgor covenants and agrees that it will defend the Administrative Agent’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Administrative Agent by the Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Administrative Agent and the other Secured Parties;

(j) this Agreement, together with the Account Control Agreement and the transfer, deposit or delivery of any Collateral by or on behalf of the Pledgor to the Administrative Agent or its agent, or to any Collateral Account, will constitute, in favor of the Administrative Agent, a valid first lien on and first priority perfected security interest in all of the Collateral, subject to no other Lien and enforceable as such against all other creditors of the Pledgor; and

(k) the exact legal name of the Pledgor, the type of organization of the Pledgor, the jurisdiction of organization of the Pledgor, the Pledgor’s Location, the organizational identification number (if any) of the Pledgor, and whether or not the Pledgor is a Transmitting Utility, are listed on Annex A hereto. The Pledgor shall not change its legal name, its type of organization, its status as a Registered Organization, its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that set forth on Annex A hereto, except that any such changes shall be permitted (so long as same do not involve a Registered Organization ceasing to constitute same) if (i) it shall have given to the Administrative Agent not less than 15 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for the Pledgor, and (ii) in connection with such change or changes, it shall have taken all action reasonably requested by the Administrative Agent to maintain the security interests of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that the Pledgor does not have an organizational identification number on the date hereof and later obtains one, the Pledgor shall promptly thereafter notify the Administrative Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Administrative Agent to the extent necessary to maintain the first priority security interest of the Administrative Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

Section 3. Collateral; Establishment of Collateral Accounts.

Section 3.01 Pledge, Grant of Security Interest. As security for the prompt and complete payment and performance when due of all of the Secured Obligations, the Pledgor does hereby assign and transfer unto the Administrative Agent, and does hereby pledge, charge and grant to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of the right, title and interest of the Pledgor in, to and under all of the following property (and all rights therein) of the Pledgor, or in which or to which the Pledgor has any rights, in each case whether now existing or hereafter from time to time acquired (all of which is hereinafter collectively referred to as the “Collateral”):

(a) each Collateral Account of, or in the name of, the Pledgor;

(b) all Cash, Securities, Security Entitlements, Investment Property, Financial Assets, credit balances and other assets and Property and all Instruments in respect of any of the foregoing, from time to time deposited or held in or transferred or credited to or carried in any Collateral Account of the Pledgor from time to time, or required by the Credit Agreement, this Agreement, the Account Control Agreement and/or any other Credit Document to be transferred, deposited, credited, carried or held in any Collateral Account of the Pledgor, from time to time;

(c) all Securities, moneys or Property representing a dividend on any of the Collateral of the Pledgor, or representing a distribution or return of capital upon or in respect of any of the Collateral, or resulting from a split-up, revision, reclassification or other like change of any of the Collateral of the Pledgor or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, any of the Collateral of the Pledgor;

(d) all Proceeds of any and all of the foregoing (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Pledgor in respect of any of the items listed above), all interest on or other income from the Cash and other Property from time to time held in any Collateral Account of the Pledgor, and all collections and distributions with respect to the Collateral of the Pledgor; and

(e) to the extent related to any Property described in the preceding clauses of this Section 3.01, all books, correspondence, credit files, records and other papers.

Section 3.02 Establishment of Collateral Accounts.

(a) On or prior to the date hereof, the Pledgor shall have established with the Custodian, and at all times thereafter until the Termination Date, the Pledgor shall maintain with the Custodian:

(i) each deposit account listed in Part A of Schedule I hereto (each a “Collateral Deposit Account”); and

(ii) each securities account listed in Part B of Schedule I hereto (each, a “Collateral Securities Account” and together with each Collateral Deposit Account, the “Collateral Accounts”).

(b) Any Cash or Securities deposited, delivered or transferred by or on behalf of the Pledgor to the Custodian in connection with any Credit Transaction in accordance with Section 3.03 shall be credited to (x) in the case of Cash, a Collateral Deposit Account of the Pledgor and (y) in the case of Securities, a Collateral Securities Account of the Pledgor.

Section 3.03 Procedures for Depositing Cash and Crediting Securities to Collateral Accounts.

(a) In General. The Pledgor may, prior to 12:00 p.m. Charlotte, North Carolina time, on any Business Day, transfer, deliver or deposit or cause to be transferred, delivered or deposited, as the case may be, (i) Cash to a Collateral Deposit Account of the Pledgor or (ii) Securities to a Collateral Securities Accounts of the Pledgor (each a “Collateral Transfer”).

(b) Collateral Transfer. Contemporaneously with, or prior to, any Collateral Transfer to the Custodian for inclusion in the Collateral Base, the Pledgor shall deliver customary forms provided by the Custodian (completed to the reasonable satisfaction of the Custodian) in respect of such Collateral Transfer. Each Collateral Transfer shall be made in accordance with customary procedures of the Custodian.

(c) Upon the occurrence of each Credit Transaction, the Pledgor shall be deemed to represent and warrant to the Administrative Agent with respect to each item of Property subject to a Collateral Transfer or otherwise constituting Collateral of the Pledgor that:

(i) the Collateral Base is equal to or exceeds the Minimum Collateral Amount pertaining to the Pledgor on and as of the date of such Collateral Transfer; and

(ii) such Property is Eligible Collateral;

(iii) the Pledgor has noted on its books and records that such Property is pledged to the Administrative Agent under this Agreement;

(iv) with respect to each such item of Property (and all other Property theretofore transferred to the Administrative Agent as of the date of such Credit Transaction is included in the Collateral hereunder), this Agreement, the Account Control Agreement and the delivery of such Property to the respective Collateral Account creates a valid first Lien on and first priority perfected security interest in such Property in favor of the Administrative Agent, subject to no other Liens, other than Liens in favor of the Custodian, and enforceable as such against all other creditors of the Pledgor.

(d) Form of Transfer. The Pledgor shall transfer each item of Collateral to the Custodian in a form and manner sufficient to create a perfected first priority security interest therein in favor of the Administrative Agent under the UCC, and otherwise in a form and manner reasonably acceptable to the Administrative Agent and the Custodian.

(e) Rights of the Administrative Agent. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent and/or the Custodian shall have the right to reject or return any Security transferred to any Collateral Account to the extent that it has determined, with the advice of its counsel (which may be in-house counsel), that acceptance of such Security as Collateral or otherwise would violate or conflict with any law, treaty, rule or regulation or determination of any Governmental Authority or other Requirements of Law binding upon the Administrative Agent or the Custodian.

(f) Further Assurances. In connection with any Collateral Transfer under this Section 3.03 or otherwise in respect hereof, the Pledgor shall take such action, at its own expense, as the Administrative Agent may reasonably request (including, without limitation, to the extent that the Administrative Agent may reasonably request, delivering undated bond powers or other instruments of transfer or entering into one or more control agreements on terms reasonably satisfactory to the Administrative Agent) for the purpose of ensuring that the Administrative Agent will have a perfected first priority security interest with respect to each item of Collateral so transferred. In addition, the Pledgor will furnish to the Administrative Agent from time to time statements and schedules identifying and describing the Collateral (including, without limitation, each Collateral Base Report delivered pursuant to Section 6.11(c) of the Credit Agreement) with respect to the Pledgor and such other reports in connection with such Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

Section 3.04 Procedures for Requesting Releases of Collateral from Collateral Accounts.

(a) In General. The Pledgor may, prior to 12:00 p.m. Charlotte, North Carolina time, on any Business Day, deliver to the Administrative Agent a request for a release of Collateral from one or more of its Collateral Accounts by delivering in writing to the Administrative Agent a Collateral Release Request substantially in the form of Exhibit A (appropriately completed) with respect thereto. Subject to Section 3.04(b), the Administrative Agent shall promptly grant its consent to any request to release the Collateral in accordance with this Section 3.04, and, if and when such consent is granted, the Pledgor may deliver the customary documents as may be required by the Custodian to effect such release of Collateral. The Pledgor shall not request the Custodian to release Collateral from the Collateral Accounts without the prior written consent of the Administrative Agent.

(b) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, the Administrative Agent may withhold its consent to any Collateral Release Request (i) if, immediately before or after giving effect thereto, the Collateral Base would be less than the Minimum Collateral Amount pertaining to the Pledgor on and as of the date of such Collateral Release Request or (ii) if a Default or an Event of Default has occurred and is continuing.

(c) The Administrative Agent shall not have any liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Administrative Agent reasonably believes to be in accordance with) this Section 3.04.

Section 4. Effecting Credit Extensions.

Section 4.01 Effecting the Credit Extension. Pursuant to the Credit Agreement, and notwithstanding anything in any Credit Document to the contrary, the Lenders and the Issuing Bank or Issuing Banks, as the case may be, shall not be required to make any Credit Extension if, immediately upon giving effect to such Credit Extension, the Collateral Base would be less than the Minimum Collateral Amount pertaining to the Pledgor on and as of the date of such Credit Extension, as confirmed by the Custodian to the Administrative Agent in a manner reasonably acceptable to the Administrative Agent immediately prior to such Credit Extension.

Section 5. Additional Covenants of the Pledgor. In furtherance of the grant of the pledge and security interest pursuant to Section 3.01 hereof, the Pledgor hereby agrees with the Administrative Agent as follows:

Section 5.01 Delivery and Other Perfection. The Pledgor shall:

(a) take such action as the Administrative Agent shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in the Collateral;

(b) give, authorize, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the pledge and security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, (i) causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or the Administrative Agent’s nominee (and the Administrative Agent agrees that if any such Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to such Collateral), (ii) in the case of any Securities to be included in the Collateral that are held on the books of any Clearing Corporation, causing such Securities to be credited to an account of a Securities Intermediary designated by the Administrative Agent maintained with such Clearing Corporation, and (iii) entering into one or more control agreements;

(c) if (i) the Pledgor is not entitled to receive from the Administrative Agent distributions with respect to any Collateral pursuant to Section 5.04(a), (ii) any distribution in respect of any of such Collateral shall be evidenced by, or any of such Collateral shall otherwise be converted to, any Instrument and (iii) such Instrument is transferred to the Pledgor or otherwise at its direction (other than to the Administrative Agent) in a physical form, the Pledgor shall immediately transfer, or cause to be transferred, such Instrument to the Custodian for credit to the Collateral Account, and the Custodian shall credit such Instrument to the Collateral Account, duly endorsed in a manner reasonably satisfactory to the Administrative Agent and the Custodian, to be held as Collateral with respect to the Pledgor pursuant to this Agreement, and the Pledgor shall transfer any cash distributions or interest received by the Pledgor immediately to the Custodian for credit to the Collateral Account, and the Custodian shall promptly credit such Instrument to the Collateral Account; and

(d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement.

Section 5.02 Other Financing Statements and Liens. The Pledgor shall not file or permit to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party or be a party to any control agreement related to the Collateral except in favor of the Administrative Agent, and shall not otherwise create or permit to exist any Lien or any other interest of any kind upon or with respect to any of such Collateral, except for the Liens created by this Agreement or any other Credit Document or Liens in favor of the Custodian.

Section 5.03 Maintenance of Collateral Base Percentage. The Pledgor will take all such actions as shall be necessary to cause the Collateral Base at all times to be at least the Minimum Collateral Amount pertaining to the Pledgor.

Section 5.04 Voting Rights; Dividends; etc

(a) So long as no Default or Event of Default shall have occurred and be continuing, the Pledgor shall be entitled (i) to exercise or refrain from exercising, in its sole discretion, any or all voting and other consensual rights, and to take or refrain from taking, in its sole discretion, any or all actions, in respect of the Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement and (ii) to receive from the Custodian and retain for its own account any cash dividend, interest or other cash distribution with respect to the Collateral actually received by the Custodian (except for any distribution specified by the issuer in a writing delivered or otherwise notified to the Administrative Agent as a special, extraordinary or liquidating dividend), net of withholding for any tax, assessment, charge or levy. In order to release such dividend, interest or distribution, the Pledgor may execute an appropriate Collateral Release Request in respect thereof, subject to its Collateral Base being equal to at least the Minimum Collateral Amount pertaining to the Pledgor upon the release thereof.

(b) Except as provided in Section 5.04(c), all voting and other consensual rights and rights to take any action with respect to Securities, however registered, shall be exercised by the Pledgor or its designee. Upon request from the Pledgor, the Administrative Agent shall forthwith make and deliver to the Pledgor such proxies, powers of attorney, consents, waivers or other documents or instruments as the Pledgor shall reasonably request in order to permit the Pledgor to exercise its rights under this Section 5.04.

(c) Upon the occurrence and during the continuance of a Default or Event of Default, (i) the Pledgor shall hold any dividends, interest or other distributions which it receives with respect to its respective Collateral in trust for the Administrative Agent, separate from all other moneys of the Pledgor, and forthwith transfer such dividends, interest or other distributions to the Custodian for crediting to the relevant Collateral Accounts, (ii) the Administrative Agent shall be entitled to register all or any item of such Collateral in its own name or in the name of its nominee or designee and (iii) the Administrative Agent shall be entitled to exercise all voting rights, and to give any and all consents, in connection with any and all Securities, and the Pledgor hereby grants the Administrative Agent an irrevocable proxy and irrevocably appoints the Administrative Agent its attorney-in-fact coupled with an interest to vote or otherwise act in furtherance of the purposes hereof in accordance with this Agreement. Upon request, the Pledgor shall forthwith make and deliver to the Administrative Agent such powers of attorney, consents and waivers (in addition to the power of attorney and consent set forth in this Section 5.04(c)) as the Administrative Agent shall reasonably request in order to permit the Administrative Agent to exercise its rights under this Section 5.04 and this Agreement. Notwithstanding the foregoing, the Pledgor may not take any action under this Section 5.04 with respect to any Collateral that, in the Administrative Agent’s reasonable judgment, (i) would in any way adversely affect the Lien created under this Agreement with respect to an item of Collateral or impair the interest or rights of the Administrative Agent therein, except as permitted by Section 3.04 or (ii) would otherwise be inconsistent with the provisions of this Agreement or result in a violation hereof. Upon the occurrence and during the continuance of a Default or Event of Default, the Pledgor shall not give any consent or waiver, authorize any assumption, make any modification and supplement, or take other action with respect to any Collateral without the consent of the Administrative Agent.

Section 5.05 No Removals, etc. Without at least 15 days’ prior written notice to the Administrative Agent, the Pledgor shall not maintain any of its books and records with respect to any Collateral at any office or maintain its principal place of business at any place other than at the notice address indicated to the Administrative Agent pursuant to the Credit Agreement.

Section 5.06 U.S. Securities. The Securities delivered, contained and maintained in the Collateral Securities Accounts shall be Securities that are primarily cleared and settled within the United States.

Section 6. Remedies; Distribution of Collateral.

Section 6.01 Remedies. The Pledgor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under the UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and upon written instruction by the Administrative Agent may:

(a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Pledgor or any other Person who then has possession of any part thereof (including, without limitation, the Custodian) with or without notice or process of law, and for that purpose may enter upon the Pledgor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Pledgor;

(b) instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent and may exercise any and all remedies of the Pledgor in respect of such Collateral;

(c) instruct the Custodian to transfer all Collateral held by the Custodian to the Administrative Agent for the benefit of the Secured Parties;

(d) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 6.02, or direct the Pledgor or the Custodian to sell, assign or otherwise liquidate any or all of Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(e) direct the Pledgor and/or the Custodian in writing to deliver the Collateral or any part thereof to the Administrative Agent at any reasonable place or places designated by the Administrative Agent (including, without limitation, to an account or accounts in the name of the Administrative Agent designated by the Administrative Agent), in which event the Pledgor and/or the Custodian shall at the Pledgor’s expense:

(x) forthwith cause the same to be moved, held, transferred, credited or deposited to the place or places (or account or accounts) so designated by the Administrative Agent and there delivered to the Administrative Agent; and

(y) store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in Section 6.02;

(f) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 6.04;

(g) set-off any and all Collateral against any and all Secured Obligations, and to withdraw any and all Cash or other Collateral from any and all the Collateral Accounts and to apply such Cash and other Collateral to the payment of any and all Secured Obligations of the Pledgor;

(h) vote all or any part of the Collateral (whether or not transferred into the name of the Administrative Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Administrative Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so) in each case subject to the terms and conditions hereof;

(i) receive all amounts payable in respect of the Collateral otherwise payable to the Pledgor under Section 5.04;

(j) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607(a) of the UCC; and

(k) take the actions referred to in Section 6.04(e) and Section 6.05;

it is understood and agreed that the Pledgor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by the Pledgor of said obligation. If and so long as an Event of Default shall have occurred and be continuing, the Administrative Agent shall not be liable with respect to any action taken by it, or omitted to be taken by it, as a direct result of instructions provided by the Required Lenders, except to the extent a court of competent jurisdiction by final and non-appealable judgment has determined that the Administrative Agent in bad faith breached its obligations hereunder or under any other Credit Document or acted with gross negligence or willful misconduct.

Section 6.02 Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral may, but only by the Administrative Agent, be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent, may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable (including, without limitation, on the NYSE or any other established market). Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Administrative Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Administrative Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Secured Obligations of the Pledgor against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 6.02 without accountability to the Pledgor. If, under applicable law, the Administrative Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Pledgor as hereinabove specified, the Administrative Agent need give the Pledgor only such notice of disposition as shall be required by such applicable law. The Pledgor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws (including, without limitation, any state or federal securities laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor’s expense.

Section 6.03 Waiver of Claims. Except as otherwise provided in this Agreement, THE PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT’S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and the Pledgor hereby further waives, to the extent permitted by applicable law:

(a) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Administrative Agent’s bad faith breach of its obligations hereunder or under any other Credit Document, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder; and

(c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Pledgor.

Section 6.04 Application of Proceeds.

(a) All moneys collected by the Administrative Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:

(i) first, to the payment of all amounts owing the Administrative Agent by the Pledgor of the type described in clauses (ii), (iii) and (iv) of the definition of “Secured Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to the Administrative Agent by the Pledgor of the type described in clause (v) of the definition of “Secured Obligations”;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations of the Pledgor shall be paid to the Secured Parties as provided in

Section 6.04(c), with each Secured Party receiving an amount equal to its outstanding Primary Obligations owed by the Pledgor or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations of the Pledgor shall be paid to the Secured Parties as provided in Section 6.04(c) hereof, with each Secured Party receiving an amount equal to its outstanding Secondary Obligations owed by the Pledgor or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 8.08 hereof, to the Pledgor or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean all principal of all Loans to and Reimbursement Obligations of the Pledgor, together with all fees and interest (including, without limitation, all interest that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition fees or interest is allowed in any such proceeding), in respect of such Loans and Letters of Credit and (z) “Secondary Obligations” shall mean all Secured Obligations other than Primary Obligations.

(c) All payments required to be made hereunder shall be made to the Administrative Agent for the account of the Secured Parties.

(d) It is understood that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

(e) If at any time when the Administrative Agent shall determine that it will exercise its right to sell all or any part of the Collateral consisting of Securities pursuant to Section 6.02, either (i) such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under any applicable securities laws, or (ii) such Collateral is effectively registered under applicable securities laws, the Administrative Agent may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the

Administrative Agent may deem necessary or advisable in order that such sale may legally be effected without registration. Without limiting the generality of the foregoing, in any such event the Administrative Agent, in its sole and absolute discretion: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under any applicable securities law; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Administrative Agent shall not incur any responsibility or liability for selling all or any part of the Collateral at a price which the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

Section 6.05 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given to the Administrative Agent under this Agreement, the other Security Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand. In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

Section 6.06 Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the Pledgor, the Administrative Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.

Section 6.07 Rights of Administrative Agent. In making the determinations and allocations required by this Section 6, the Administrative Agent may rely upon its records and information supplied by the Pledgor, the Administrative Agent, the Custodian and any other Person, and the Administrative Agent shall have no liability to the Pledgor for actions taken in reliance on such information, except in the case of its bad faith breach of any of its obligations hereunder or under any other Credit Document, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision) in applying or utilizing such information.

Section 6.08 Effect of Bankruptcy; Obligations Absolute.

(a) If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Administrative Agent’s Lien hereunder is avoided, disallowed or otherwise not enforced with respect to some, but not all, of the Secured Obligations then outstanding, the Administrative Agent shall make the calculations required by Section 6 without giving effect to such Secured Obligations and shall apply the proceeds of the Collateral in the proportions and subject to the priorities specified herein.

(b) The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Security Document; or (c) any amendment to or modification of any Credit Document or any security for any of the Secured Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

Section 7. The Administrative Agent.

Section 7.01 Limitation of Duties.

(a) The Administrative Agent (which term as used in this sentence shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents) shall not (i) have any duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, the Pledgor or any other Person; (ii) be responsible to the Pledgor for any recitals, statements, representations or warranties contained in any notice or report, or in any other certificate or other document referred to or provided for in, or received by it under, the Credit Agreement, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Agreement, this Agreement or any other Credit Document or for any failure by any Person to perform any of its obligations hereunder or thereunder, except for its own bad faith breach of any of its obligations under this Agreement or any other Credit Document, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); (iii) be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) be responsible for any action taken or omitted to be taken by it under the Credit Agreement, this Agreement or any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own bad faith breach of any of its obligations under this Agreement or any other Credit Document, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) In no event shall the Administrative Agent be liable for indirect, special, punitive or consequential damages of any kind whatsoever (including lost profits and lost business opportunity) even if it is advised of the possibility of such damages and regardless of the form of action in which any such damages may be claimed.

(c) In no event shall the Administrative Agent be responsible for, or have any liability with respect to, any losses due to forces beyond its reasonable control, including without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or act of God, and interruptions, loss or malfunction of utilities, communications or computer (software or hardware) services.

(d) The Administrative Agent shall not have any liability for the acts or omissions of any Securities Intermediary (including DTC or any Federal Reserve Bank).

(e) The Administrative Agent shall not have any liability with respect to information received from third parties, including pricing information services.

Section 7.02 Reliance by Administrative Agent and the Custodian. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. If in one or more instances the Administrative Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Administrative Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

Section 7.03 Appointment of Agents

(a) The Administrative Agent may perform its duties and exercise its rights and powers under this Agreement by or through such agents and custodians (including, without limitation, the Custodian) as it shall appoint. The Pledgor hereby agrees that the Custodian shall be the Securities Intermediary and Deposit Account Bank of the Pledgor with respect to the Collateral Accounts. As a condition to appointing any agent or custodian, the Administrative Agent, at the expense of the Pledgor, may obtain an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, as to the continued perfection of the security interests in the Collateral in favor of the Administrative Agent.

(b) In the event that the Administrative Agent appoints an agent pursuant to this Section 7.03, each and every remedy, power, right, claim, demand, cause of action,

estate, title, interest and Lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Administrative Agent with respect thereto shall be exercisable by and vest in such agent but only in order to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by either of them. In particular, and without limiting the generality of the foregoing, upon the determination by the Administrative Agent that any such agent or custodian may be required or appropriate, the Administrative Agent may appoint such agents or custodians to hold, maintain, invest, reinvest, collect upon or liquidate any Collateral and to make such payments or disbursements, including payments and disbursements to the Pledgor as the Administrative Agent shall direct consistent with this Agreement. The Administrative Agent shall have the right to terminate the appointment of any agent or custodian hereunder without the consent of the Pledgor or any other Person.

(c) The Administrative Agent may perform its duties and exercise its rights and powers under this Agreement by or through the Custodian pursuant to and in accordance with the terms hereof.

Section 8. Miscellaneous.

Section 8.01 No Waiver. No failure on the part of the Administrative Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 8.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by facsimile) delivered to the intended recipient as set forth below at the address for notices specified for such Person in the Credit Agreement. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any party may change its mailing address, telephone number, facsimile number or electronic mail address by notifying the other parties hereto in accordance with the provisions set forth above.

Section 8.03 Fees and Expenses of Custodian. The Pledgor agrees to pay any and all fees, expenses, charges and costs of the Custodian relating to the Pledgor and/or the Collateral or Collateral Accounts as and when due, and in no event or circumstance will the Administrative Agent or any Lender have any liability therefor.

Section 8.04 Expenses etc. of Administrative Agent, Custodian and Administrative Agent; Indemnity.

(a) The Pledgor agrees to pay or reimburse the Administrative Agent for (i) all its reasonable out of pocket costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (x) any enforcement or collection proceedings, including, without limitation, all manner of participation in or other involvement with (A) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (B) judicial or regulatory proceedings and (C) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), in the case of (A), (B) and (C) relating solely to the Pledgor and/or the Collateral or Collateral Accounts, and (y) the enforcement of this Section 8.04; and (ii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

(b) The Pledgor agrees to indemnify the Administrative Agent, each other Secured Party and each Related Party (each such person being called an “Indemnitee”, and collectively, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one U.S. counsel and one Bermuda counsel for any Indemnitee) (collectively, the “Losses”) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Pledgor arising out of, in connection with, or as a result of the execution or delivery of this Agreement, any other Security Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the ownership, purchase, delivery, control, acceptance, lease, financing, possession, sale, return or other disposition, or use of the Collateral, the violation of the laws of any country, state or other governmental body or unit, any tort, or contract claim; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Pledgor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Pledgor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Without limiting the application of Section 8.04(a) hereof, the Pledgor agrees to pay or reimburse the Administrative Agent for any and all reasonable fees, costs and expenses of whatever kind or nature relating solely to the Pledgor and/or the Collateral and Collateral Accounts and incurred in connection with the creation, preservation or protection of the Administrative Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Administrative Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(d) Without limiting the application of Section 8.04(a) or Section 8.04(b) hereof, the Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Pledgor in this Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Credit Document.

(e) If and to the extent that the obligations of the Pledgor under this Section 8.04 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 8.05 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by the Pledgor shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of the Pledgor contained in Section 8.04(b) shall continue in full force and effect notwithstanding the full payment of all of the other Secured Obligations and notwithstanding the full payment of all the Obligations under the Credit Agreement, the termination of all Letters of Credit issued under the Credit Agreement and the payment of all other Secured Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

Section 8.06 Waiver; Amendment. Except as otherwise expressly provided in this Agreement, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and by the Administrative Agent (with the written consent of the Required Lenders or, to the extent provided in the Credit Agreement, each of the Lenders). This Agreement constitutes an amendment, modification and restatement of the Original Security Agreement and shall not constitute a novation, extinguishment or substitution of the obligations of the Pledgor under the Original Security Agreement or in any way release or impair the rights, duties, or obligations created pursuant to the Original Security Agreement or any other Credit Document or affect the relative priorities thereof, except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, and obligations are assumed, ratified and affirmed by the Pledgor.

Section 8.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Pledgor may not assign any of its respective rights or obligations hereunder without the prior consent of the Administrative Agent.

Section 8.08 Termination. After the Termination Date, this Agreement and the Liens created hereunder shall automatically terminate (provided that all indemnities set forth herein including, without limitation, those in Section 8.04(b) hereof, shall survive such termination) and the Administrative Agent, at the reasonable request and expense of the Pledgor, will promptly execute and deliver to the Pledgor and/or authorize the filing of a proper instrument or instruments prepared by the Pledgor and presented to the Administrative Agent (including a release of all Liens granted hereunder and Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement and any Liens created hereunder as to the Pledgor, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral of the Pledgor as may be in the possession of the Administrative Agent or Custodian and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the first date upon which the Aggregate Commitments under the Credit Agreement have been terminated, all Letters of Credit issued under the Credit Agreement have been terminated or either (i) collateralized by cash and/or Cash Equivalents in a manner reasonably satisfactory to the Administrative Agent or (ii) supported by back-to-back letters of credit the terms, conditions and issuer of which are reasonably satisfactory to the Administrative Agent, and all Secured Obligations then due and payable have been irrevocably and indefeasibly paid in full. Upon termination of this Agreement pursuant to clause (ii) above, the Administrative Agent will, at the Pledgor’s expense, return to the Pledgor such of the Collateral as shall not have been sold, previously released or otherwise applied pursuant to the terms of this Agreement or any other Credit Document and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. Upon termination of this Agreement pursuant to clause (i) above, the Administrative Agent will, at the Pledgor’s expense (A) return to the Pledgor such of the Collateral as shall not have been sold, previously released or otherwise applied pursuant to the terms of this Agreement or any other Credit Document except for the cash and/or Cash Equivalents expressly referred to in such clause (i), and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination and (B) promptly after each Letter of Credit that is collateralized pursuant to such clause (i) has been terminated, return to the Pledgor such of such cash and/or Cash Equivalents as shall not have been sold, previously released or otherwise applied pursuant to the terms of this Agreement or any other Credit Document in an amount equal to the excess of such cash and/or Cash Equivalents over the sum of the aggregate Letter of Credit Exposure and other Secured Obligations then due and payable and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

Section 8.09 Powers Coupled with an Interest. Except to the extent otherwise expressly provided herein, all authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

Section 8.10 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 8.12 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York (without giving regard to any conflicts of laws provisions thereof).

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the U.S. District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.4 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) The Pledgor hereby irrevocably designates, appoints and empowers Allied World Assurance Company (U.S.) Inc., with an office on the date hereof at 199 Water Street, 16th Floor, New York City, NY 10038, United States of America, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Pledgor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement.

Section 8.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.14 Integration. This Agreement and the other Credit Documents embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the Pledgor and the Administrative Agent with respect to the subject matter thereof.

Section 8.15 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or unenforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Section 8.16 Financial Assets. The Pledgor and the Administrative Agent hereby agree that any and all Securities and any and all other Property and assets (other than Cash) credited from time to time to a Collateral Securities Accounts of the Pledgor shall be treated by the Custodian as Financial Assets.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ALLIED WORLD ASSURANCE COMPANY, LTD, as the Pledgor

By:	/s/ Joan H. Dillard
Name:	Joan H. Dillard
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Marchelle D. Lewis
Name:	Marchelle D. Lewis
Title:	Senior Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Casey Connelly
Name:	Casey Connelly
Title:	Director

SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT